Richardson Electronics 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Richardson Electronics, Ltd.

LaFox, Illinois

We hereby consent to the incorporation by reference in the Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-66215 on Form S-8, Registration Statement Number 333-76897 on Form S-8, Registration Statement Number 333-70914 on Form S-8, Registration Statement Number 333-115955 on Form S-8, Registration Statement Number 333-120032 on Form S-8, Registration Statement Number 333-129828 on Form S-8, Registration Statement Number 333-60092 on Form S-8, Registration Statement Number 333-146878 on Form S-8, Registration Statement Number 333-146879 on Form S-8, Registration Statement Number 333-182907 on Form S-8, and Registration Statement Number 333-206044 on Form S-8 of Richardson Electronics, Ltd. of our reports dated August 2, 2018, relating to the consolidated financial statements, and the effectiveness of Richardson Electronics, Ltd.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

BDO USA, LLP

Chicago, Illinois

August 2, 2018